UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  December 2, 2002

                    _______________________________________


                            DSL INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

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
                   Delaware                            0-33147                     23-3074323
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.)
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        8723 Cambie Street, Vancouver British Columbia, Canada V6P 3J9
              (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code:  604-790-6986

                              TotalSeek.com, Inc.
         (Former name or former address, if changed since last report)


ITEM 5.      OTHER EVENTS.

       On December 2, 2002, TotalSeek.com, Inc., a Delaware corporation (the "Company"), filed an Amendment to its Certificate of Incorporation pursuant to which the name of the Company was changed from "TotalSeek.com, Inc." to "DSL International, Inc." The Amendment of the Certificate of Incorporation has been duly adopted and written consent has been giving in accordance with the provisions of Sections 228 and 242 of the General Corporation law of the State of Delaware.

ITEM 7.      EXHIBITS.

(c) Exhibits. The following document is being filed herewith by the Company as an exhibit to this Current Report on Form 8-K:


       3.1 Certificate of Amendment to the Certificate of Incorporation, dated December 2, 2002.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DSL INTERNATIONAL, INC.


/s/ Ching-Chou Yang
---------------------------------
By: Ching-Chou Yang
Its: President, Chief Executive Officer and Director

Dated: Dec. 2, 2002



                                 EXHIBIT INDEX

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EXHIBIT                                      DESCRIPTION
  3.1   Certificate of Amendment to the Certificate of Incorporation, dated December 2, 2002.

Exhibit 3.1

                          CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                              TOTALSEEK.COM, INC.


It is hereby certified that:

       1. The name of the corporation (hereinafter called the "Corporation") is "DSL INTERNATIONAL, INC."

       2. The certificate of incorporation of the Corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

       "Name:  The name of the Corporation is DSL INTERNATIONAL, INC."

       3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation law of the State of Delaware.

       THE UNDERSIGNED, being an officer of TotalSeek.com, Inc. for the purposes of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation law of the State of Delaware, does make this Amended Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand as of this 2nd day of December, 2002.


                                              /s/ Christopher C. Chang
                                              ---------------------------------
                                              Christopher C. Chang
                                              Secretary